Exhibit h(2)
                              Salomon Funds Trust
                              388 Greenwich Street
                            New York, New York 10013


                                            ________ __, 2001

Citi Fiduciary Trust Company
388 Greenwich Street
New York, New York 10013

     Re: Salomon Funds Trust - Transfer Agency and Service Agreement

Ladies and Gentlemen:

     This letter serves as notice that Salomon Brothers Mid Cap Fund (the "Series"), is added to the list of series to which Citi Fiduciary Trust Company ("Citi Fiduciary") renders services as transfer agent pursuant to the terms of the Transfer Agency and Service Agreement dated as of October 1, 1999 (the "Agreement") between each of the investment companies listed on Schedule A thereto and Citi Fiduciary (formerly known as, "Smith Barney Private Trust Company").

     Please sign below to acknowledge your receipt of this notice adding the Series as a beneficiary under the Agreement.



                                    Salomon Funds Trust

                                    By:___________________________

                                    Title:________________________

Acknowledgment:

CITI FIDUCIARY TRUST COMPANY

By:__________________________

Title:_______________________